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                                   Exhibit 21

Professional Travel Corporation, a Colorado corporation.

          Associated Travel Services, LLC, a Delaware limited liability company
               -- AQUA Software Products, Inc., a California corporation
               -- 50% interest in ATTI General Partnership, a Georgia general partnership
               -- 1% general partnership interest in Associated Travel Services of Texas, Ltd., a Texas limited partnership
               -- Associated Travel Services of Texas, Inc., a California
                  corporation
               -- 99%  limited partnership interest in Associated Travel
                  Services of Texas, Ltd., a Texas limited partnership


          Envision Vacations, Inc., a Michigan corporation

          Evans Travel Group, Inc., a Louisiana corporation
               --   Secure Travel, Inc., a Louisiana corporation
               --   Evans Consulting Services, Inc., a Louisiana corporation
               --   50% interest in Pelican Travel Center, L.L.C., a Louisiana limited liability company

          McGregor Travel Management, Inc., a Connecticut corporation
               -- McGregor Travel Management Canada Limited, an Ontario corporation

          MTA, Inc., a Washington corporation
               --   Mutual Travel, Inc., a Washington corporation

          MTMUK Acquisition Corp., a Delaware corporation
               -- McGregor Travel Management (UK) Limited, a company organized under the laws of England and Wales

          Omni Travel Service, Inc., a Massachusetts corporation

          Simmons Associates, Inc., a Virginia corporation
               -- 50% interest in Simmons-Zirkle Travel, Inc., a Virginia corporation

          St. Pierre Enterprises, Inc., a Texas corporation
               --   50% interest in Super Partners, a Texas general partnership
               --   17.4% interest in Super Corp., a Texas corporation

          Travel Arrangements, Inc., a Texas corporation
               --   Esther Grossberg Travel, Inc.
               --   50% interest in Super Partners, a Texas general partnership
               --   44.2% interest in Super Corp., a Texas corporation

          Travel Consultants, Inc., a Michigan corporation

          Wareheim Travel Services, Inc., a Maryland corporation
               --   Travel Consultants, Inc., a ______________ corporation


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          1186202 Ontario Limited, an Ontario corporation
               --   1255994 Ontario Limited, an Ontario corporation
               --   Jekela Investments Ltd., a British Columbia corporation
               --   Atlas Travel Service Ltd., a British Columbia corporation

          TravelCorp, Inc., a Minnesota corporation.